UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 13, 2018

     CERES TACTICAL COMMODITY L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-52602 (Commission File Number)	20-2718952 (IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
               Effective June 13, 2018, Ceres Tactical Commodity L.P.’s (the “Registrant”) fifth amended and restated limited partnership agreement effective as of October 31, 2016 (the “Limited Partnership Agreement”), was amended to offer an additional share class.

Beginning on June 13, 2018, Class D Units of the Partnership were offered. Each of the Class A, Class D and Class Z Units have the same rights, liabilities and risks, except for the minimum subscription amount and the ongoing selling agent fee; Class D Units have a minimum subscription amount of $5,000,000 and will be subject to a monthly ongoing selling agent fee equal to 0.75% per year of the adjusted net assets of Class D Units.

A copy of the amendment (“Amendment No. 1”) to the Limited Partnership Agreement is filed herewith as Exhibit 3.1.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
3.1	Amendment No. 1 to the Limited Partnership Agreement of the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CERES TACTICAL COMMODITY L.P.

By: Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  June 15, 2018